UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                April 29, 2009

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------
On April 29, 2009 TriCo Bancshares announced its quarterly earnings for the period ended March 31, 2009. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------
(c)  Exhibits

99.1     Press release dated April 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  April 29, 2009            By: /s/Thomas J. Reddish
                                    ---------------------
                                 Thomas J. Reddish, Executive Vice President and
                                 Chief Financial Officer (Principal Financial
                                   and Accounting Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
----------                 -----------
    99.1                   Press release dated April 29, 2009

PRESS RELEASE                                     Contact:   Richard P. Smith
For Immediate Release                             President & CEO (530) 898-0300

                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (April 29, 2009) - TriCo Bancshares (NASDAQ: TCBK) (the "Company"), parent company of Tri Counties Bank, today announced quarterly earnings of $2,882,000 for the quarter ended March 31, 2009. This represents a decrease of $1,166,000 (28.8%) when compared with earnings of $4,048,000 for the quarter ended March 31, 2008. Diluted earnings per share for the quarter ended March 31, 2009 decreased 28.0% to $0.18 compared to $0.25 for the quarter ended March 31, 2008. Total assets of the Company increased $79,002,000 (4.0%) to $2,078,352,000 at March 31, 2009 from $1,999,350,000 at March 31, 2008. Total loans of the Company increased $19,012,000 (1.2%) to $1,566,956,000 at March 31, 2009 from $1,547,944,000 at March 31, 2008. Total deposits of the Company increased $198,231,000 (13.0%) to $1,726,706,000 at March 31, 2009 from
$1,528,475,000 at March 31, 2008.

The decrease in earnings from the prior year quarter was primarily due to a $3,700,000 (90%) increase in the provision for loan losses to $7,800,000 from $4,100,000 that was partially offset by a $1,633,000 (7.6%) increase in net interest income to $22,998,000 in the quarter ended March 31, 2009 from $21,365,000 in the quarter ended March 31, 2008.

The increase in the  provision  for loan losses was  primarily due to higher net loan charge-offs, increased non-performing loans and downgrades in loan classifications during the first quarter of 2009 compared to the first quarter of 2008. During the first quarter of 2009, the Company recorded $2,616,000 of net loan charge-offs versus $2,048,000 of net loan charge-offs in the first quarter of 2008. The $568,000 (27.7%) increase in net loan charge-offs was principally related to home equity lines of credit and small business loans that were partially offset by reduced net charge-offs of residential construction loans when compared to the year-ago quarter. Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, net of government guarantees were $34,360,000, $27,525,000 and $9,850,000 at March 31,
2009, December 31, 2008 and March 31, 2008, respectively.

Net interest income on a fully tax-equivalent (FTE) basis during the first quarter of 2009 increased $1,605,000 (7.5%) from the same period in 2008 to $23,151,000. The increase in net interest income (FTE) was due to a 0.17% increase in net interest margin (FTE) to 4.91% and a $69,909,000 (3.9%) increase in average balances of interest-earning assets to $1,887,121,000. The increase in net interest margin was mainly due to rate floors on most of the Company's adjustable rate loans that caused decreases in rates paid for interest-bearing liabilities to exceed decreases in rates earned on interest-earning assets.

Noninterest income for the first quarter of 2009 decreased $235,000 (3.4%) from the first quarter of 2008 due primarily to a $396,000 gain from the Company's membership in VISA, Inc. and VISA's initial public offering (IPO) in March 2008, and a $253,000 (6.6%) decrease in service charges on deposit accounts to $3,585,000 that were partially offset by a $383,000 (148%) increase in gain on sale of loans and a $167,000 improvement in change in value of mortgage servicing rights over the year-ago quarter. The decrease in service charges on deposit accounts is due to reduced non-sufficient funds fees as customers reduce their buying due to current economic conditions. These same economic conditions have resulted in lower mortgage rates that have increased refinance activity and improved gain on sale of loans for the Company. The following table summarizes the components of noninterest income for the periods indicated (in thousands):

                                                  Three months ended March 31,
                                                  ----------------------------
                                                      2009           2008
                                                  ----------------------------
     Service charges on deposit accounts             $3,585          $3,838
     ATM fees and interchange                         1,098           1,079
     Other service fees                                 542             551
     Change in value of mortgage servicing rights      (173)           (340)
     Gain on sale of loans                              641             258
     Commissions on sale of
       nondeposit investment products                   489             420
     Increase in cash value of life insurance           280             360
     Gain from VISA IPO                                   -             396
     Other noninterest income                           153             288
                                                  ----------------------------
     Total noninterest income                        $6,615          $6,850
                                                  ============================

Noninterest expense for the first quarter of 2009 decreased $372,000 (2.1%) compared to the first quarter of 2008. Salaries and benefits expense increased $309,000 (3.3%) to $9,789,000. The increase in salaries and benefits expense was mainly due to annual salary increases. Provision for losses - unfunded commitments decreased $650,000 (79%) to $175,000 for the quarter ended March 31, 2009 due primarily to estimated losses related to home equity lines of credit and construction loans that were recognized in the first quarter of 2008. The components of noninterest expense were as follows (in thousands):

                                                  Three months ended March 31,
                                                  ----------------------------
                                                      2009           2008
                                                  ----------------------------
     Base salaries, net of
        deferred loan origination costs               $6,576        $6,333
     Incentive compensation                              588           560
     Benefits and other compensation costs             2,625         2,587
                                                  ----------------------------
       Total salaries and benefits expense             9,789         9,480
                                                  ----------------------------
     Occupancy                                         1,235         1,188
     Equipment                                           917           982
     Provision for losses - unfunded commitments         175           825
     Data processing and software                        618           615
     Telecommunications                                  332           597
     ATM network charges                                 516           494
     Professional fees                                   311           493
     Advertising and marketing                           398           319
     Postage                                             279           282
     Courier service                                     173           263
     Intangible amortization                             134           123
     Operational losses                                   37           113
     Provision for OREO losses                           162             -
     Assessments                                         302            82
     Other                                             1,823         1,717
                                                  ---------------------------
       Total other noninterest expense                 7,412         8,093
                                                  ---------------------------
         Total noninterest expense                   $17,201       $17,573
                                                  ===========================

Richard Smith, President and Chief Executive Officer commented, "Our March 31, 2009 financial statements reflect that while the bank continues to produce strong net interest and non interest revenues, we continue to increase our provision for loan losses resulting in lower earnings per share as this long and deep US recession continues. During the quarter we continued to see rising levels of unemployment throughout California, reduced spending by consumers and businesses and declining real estate values resulting in additional write-downs and a continued decline in economic activity in our service area. Despite these challenging times, our core earnings allowed us to increase our loan loss reserves and increase our already strong capital position during the quarter. We also continued to see strong growth in bank deposits as total deposits increased $198,231,000 from March 31, 2008 to March 31, 2009. This strong growth in deposits provides us with the funding to meet the lending needs of the markets we serve."

The Company adopted a stock repurchase plan on August 21, 2007, for the repurchase of up to 500,000 shares of the Company's common stock from time to time as market conditions allow. The 500,000 shares authorized for repurchase under this plan represented approximately 3.2% of the Company's approximately 15,815,000 common shares outstanding as of August 21, 2007. This plan has no stated expiration date for the repurchases. As of March 31, 2009, the Company had repurchased 166,600 shares under this plan, which left 333,400 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2008. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 34-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                                                                        Three months ended
                                              --------------------------------------------------------------------------------
                                               March 31,         December 31,      September 30,     June 30,       March 31,
                                                  2009               2008            2008           2008             2008
                                              ================================================================================
Statement of Income Data
Interest income                                    $28,882         $29,679        $29,971        $30,332         $31,130
Interest expense                                     5,884           7,064          7,252          7,471           9,765
Net interest income                                 22,998          22,615         22,719         22,861          21,365
Provision for loan losses                            7,800           5,450          2,600          8,800           4,100
Noninterest income:
      Service charges and fees                       5,052           4,377          5,224          5,826           5,128
      Other income                                   1,563           1,788          1,568          1,454           1,722
Total noninterest income                             6,615           6,165          6,792          7,280           6,850
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     6,576           6,394          6,331          6,316           6,333
      Incentive compensation expense                   588             794            675            830             560
      Employee benefits and other
         compensation expense                        2,625           2,368          2,425          2,499           2,587
         Total salaries and benefits expense         9,789           9,556          9,431          9,645           9,480
      Intangible amortization                          134             135            133            133             122
      Provision for losses -
       unfunded commitments                            175            (800)          (100)           550             825
      Other expense                                  7,103           7,841          7,125          7,516           7,146
Total noninterest expense                           17,201          16,732         16,589         17,844          17,573
Income before taxes                                  4,612           6,598         10,322          3,497           6,542
Net income                                          $2,882          $4,241         $6,235         $2,274          $4,048
Share Data
Basic earnings per share                             $0.18           $0.27          $0.40          $0.14           $0.26
Diluted earnings per share                            0.18            0.26           0.39           0.14            0.25
Book value per common share                          12.71           12.56          12.14          11.86           12.02
Tangible book value per common share                $11.69          $11.54         $11.10         $10.81          $10.97
Shares outstanding                              15,782,753      15,756,101     15,744,881     15,744,881      15,744,950
Weighted average shares                         15,774,624      15,750,857     15,744,881     15,744,881      15,842,085
Weighted average diluted shares                 16,019,488      16,068,456     15,951,668     15,953,288      16,081,722
Credit Quality
Non-performing loans, net of
       government agency guarantees                $34,360         $27,525        $17,041        $14,808          $9,850
Foreclosed assets, net of allowance                  2,407           1,185          1,178          1,178             836
Loans charged-off                                    3,001           2,780          2,578          4,176           2,385
Loans recovered                                       $385            $332           $285           $274            $337
Allowance for losses to total loans(1)               2.27%           1.90%          1.79%          1.80%           1.44%
Allowance for losses to NPLs(1)                       103%            110%           164%           187%            226%
Allowance for losses to NPAs(1)                        97%            105%           153%           174%            209%
Selected Financial Ratios
Return on average total assets                       0.56%           0.85%          1.26%          0.46%           0.81%
Return on average equity                             5.70%           8.66%         13.04%          4.74%           8.37%
Average yield on loans                               6.52%           6.73%          6.92%          6.99%           7.22%
Average yield on interest-earning assets             6.15%           6.48%          6.68%          6.71%           6.80%
Average rate on interest-bearing liabilities         1.63%           2.07%          2.06%          2.11%           2.78%
Net interest margin (fully tax-equivalent)           4.91%           4.95%          5.07%          5.06%           4.74%
Total risk based capital ratio                       12.7%           12.4%          12.4%          12.3%           12.1%
Tier 1 Capital ratio                                 11.4%           11.2%          11.1%          11.0%           10.9%
(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                                                                        Three months ended
                                             --------------------------------------------------------------------------------
                                                  March 31,       December 31,   September 30,      June 30,       March 31,
                                                    2009             2008           2008             2008            2008
                                             ================================================================================
Balance Sheet Data
Cash and due from banks                            $137,241         $86,355         $67,300         $76,658         $74,713
Federal funds sold                                        -               -               -               -               -
Securities, available-for-sale                      279,122         266,561         241,900         253,129         272,276
Federal Home Loan Bank Stock                          9,235           9,235           9,147           9,010           8,885
Loans
      Commercial loans                              169,765         189,645         189,837         178,104         157,832
      Consumer loans                                499,168         514,448         513,132         518,200         525,065
      Real estate mortgage loans                    813,889         802,527         770,553         751,651         729,704
      Real estate construction loans                 84,134          84,229          89,714          95,369         135,343
Total loans, gross                                1,566,956       1,590,849       1,563,236       1,543,324       1,547,944
Allowance for loan losses                           (32,774)        (27,590)        (24,588)        (24,281)        (19,383)
Premises and equipment                               18,537          18,841          19,094          19,580          20,069
Cash value of life insurance                         47,095          46,815          46,061          45,701          45,341
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                       519             653             786             920           1,053
Other assets                                         36,902          35,952          38,012          40,930          32,933
Total assets                                      2,078,352       2,043,190       1,976,467       1,980,490       1,999,350
Deposits
      Noninterest-bearing demand deposits           371,639         401,247         334,015         347,336         358,684
      Interest-bearing demand deposits              269,807         241,560         228,441         215,530         216,478
      Savings deposits                              426,001         380,799         374,640         382,918         398,763
      Time certificates                             659,259         645,664         626,745         565,269         554,550
Total deposits                                    1,726,706       1,669,270       1,563,841       1,511,053       1,528,475
Federal funds purchased                                   -               -          67,000         123,750         102,300
Reserve for unfunded commitments                      2,740           2,565           3,365           3,465           2,915
Other liabilities                                    31,041          30,180          30,048          29,250          31,355
Other borrowings                                     76,081         102,005          79,873          85,048         103,767
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,877,806       1,845,258       1,785,365       1,793,804       1,810,050
Total shareholders' equity                          200,546         197,932         191,102         186,686         189,300
Accumulated other
      comprehensive gain (loss)                       3,474           2,056          (2,455)         (2,980)             25
Average loans                                     1,566,350       1,565,343       1,549,009       1,546,257       1,535,357
Average interest-earning assets                   1,887,121       1,840,915       1,806,010       1,819,222       1,817,212
Average total assets                              2,049,193       1,995,239       1,974,392       1,986,674       1,988,666
Average deposits                                  1,688,704       1,625,574       1,545,435       1,507,252       1,511,604
Average total equity                               $202,126        $195,828        $191,211        $192,005        $193,449
